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                                         ALPHA INDUSTRIES, INC. AND SUBSIDIARIES




                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



Name                                            Jurisdiction of Incorporation
----                                            -----------------------------

Alpha Industries Limited                                   England

Alpha Industries GmbH                                      Germany

Alpha Securities Corporation                               Massachusetts

CFP Holding Company, Inc.                                  Washington

Trans-Tech, Inc.                                           Maryland

Trans-Tech Europe SARL                                     France